Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Questions and Answers”, “Experts”, and “Financial Highlights” in the Combined Proxy Statement/Prospectus, and to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement of Ultimus Managers Trust (Form N-14 File No. 333-258697) of our report dated December 29, 2020, on the financial statements and financial highlights of Westwood Quality Value Fund (formerly, Westwood LargeCap Value Fund), Westwood Total Return Fund, Westwood Quality SMidCap Fund (formerly, Westwood SMidCap Fund), Westwood Quality SmallCap Fund (formerly, Westwood SmallCap Fund), Westwood Income Opportunity Fund, Westwood High Income Fund, and Westwood Alternative Income Fund (seven of the series constituting The Advisors’ Inner Circle Fund (the “Funds”)) included in the Annual Report to shareholders for the year ended October 31, 2020, and the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated March 1, 2021, which are incorporated by reference therein.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania

September 9, 2021